                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                           ACCLAIM ENTERTAINMENT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


(1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

--------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


(1)  Amount previously paid:

--------------------------------------------------------------------------------
(2)  Form, schedule or registration statement no.:
--------------------------------------------------------------------------------
(3)  Filing party:
--------------------------------------------------------------------------------
(4)  Date filed:

--------------------------------------------------------------------------------



----------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                           ACCLAIM ENTERTAINMENT, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The Annual Meeting of Stockholders of ACCLAIM ENTERTAINMENT, INC. (the "Company"), a Delaware corporation, will be held at the Hyatt Regency Austin, Austin, Texas, on January 17, 2002 at 2:00 P.M., for the following purposes:

     1. To elect seven directors to serve for a term of one year and until their respective successors shall be elected and shall qualify;

     2. To consider and act upon a proposal to increase from 5,442,143 to 15,442,143 the number of shares with respect to which options or other awards may be granted under the Company's 1998 Stock Incentive Plan;

     3. To consider and act upon an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 100,000,000 shares to 200,000,000 shares;

     4. To ratify the appointment of KPMG LLP as independent auditors of the Company for the year ending August 31, 2002; and

     5. To transact such other business as may properly be brought before the meeting.

     Only stockholders of record at the close of business on December 3, 2001 are entitled to notice of and to vote at the meeting.

                                          By order of the Board of Directors,



                                          JAMES SCOROPOSKI
                                          Secretary



Glen Cove, New York
December 21, 2001


      ---------------------------------------------------------------------

          IMPORTANT: THE PROMPT RETURN OF PROXIES WILL ENSURE THAT YOUR SHARES WILL BE VOTED. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

      ---------------------------------------------------------------------

                           ACCLAIM ENTERTAINMENT, INC.

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS



                               -------------------

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ACCLAIM ENTERTAINMENT, INC. (the "Company"), a Delaware corporation, for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Hyatt Regency Austin, Austin, Texas, on January 17, 2002 at 2:00 P.M., and at any adjournments thereof.

         The Company has retained MacKenzie Partners, Inc. to aid in the solicitation of proxies. MacKenzie Partners, Inc. will receive a fee not to exceed $5,000, as well as reimbursement for certain out of pocket expenses incurred by them in connection with their services, all of which will be paid by the Company. In addition, officers, directors and regular employees may solicit proxies by mail, telephone, telegraph and personal interview, for which no additional compensation will be paid. The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. The Company may reimburse persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to their principals.

         Stockholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the Meeting or by presenting a later-dated proxy. Unless so revoked, the shares represented by proxies will be voted at the Meeting. The shares represented by proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Stockholders vote at the Meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the Meeting to serve as inspector of election at the Meeting and who has executed and verified an oath of office. Abstentions and broker "non-votes" are included in the determination of the number of shares present at the Meeting for quorum purposes but broker "non-votes" are not counted in the tabulations of the votes cast on proposals presented to stockholders. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

         The principal executive offices of the Company are located at One Acclaim Plaza, Glen Cove, New York 11542. The approximate date on which this Proxy Statement and the enclosed form of proxy will be first sent to stockholders is December 21, 2001.

         Stockholders of record of the common stock, par value $0.02 per share (the "Common Stock"), of the Company at the close of business on December 3, 2001 shall be entitled to one vote for each share then held. There were issued and outstanding on said date 78,976,026 shares of Common Stock.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth certain information as of December 3, 2001 (except as otherwise indicated) with respect to the number of shares of Common Stock beneficially owned by each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock, the number of shares of Common Stock beneficially owned by each director and nominee for director of the Company, each Named Executive Officer (as hereinafter defined) of the Company, and all current executive officers and directors of the Company as a group. Except as otherwise indicated, each such stockholder has sole voting and investment power with respect to the shares beneficially owned by such stockholder.


                                             AMOUNT
NAME AND ADDRESS OF                        BENEFICIALLY       PERCENT OF COMMON
BENEFICIAL OWNER                             OWNED (1)        STOCK OUTSTANDING
-------------------                        ------------       -----------------

Gregory E. Fischbach                       8,874,487(2)             10.99%
One Acclaim Plaza
Glen Cove, NY  11542

James R. Scoroposki                        9,035,979(3)             11.19%
One Acclaim Plaza
Glen Cove, NY  11542

Wellington Management Company, LLP         9,007,970(4)             11.41%
75 State Street
Boston, MA 02109

Alexandra Investment Management, LLC       5,181,882(5)              6.56%
237 Park Avenue
New York, NY 10017

Rodney Cousens                             1,041,334(6)              1.30%
112-120 Brompton Road
London, England  SW3 1JJ

Gerard F. Agoglia                             83,333(7)                *
135 Meadowview Drive
Trumbull, CT 06611

John Ma                                      251,832(8)                *
23 Beaupre Court
Huntington, NY 11743

Kenneth L. Coleman                            66,250(9)                *
2011 North Shoreline Blvd.
Mountain View, CA  94043

Bernard J. Fischbach                         675,026(10)               *
1875 Century Park East, Suite 850
Los Angeles, CA  90067

Robert H. Groman                            245,000(11)                *
196 Peachtree Lane
Roslyn Heights, NY  11577

James Scibelli                              237,500(12)                *
One Hollow Lane, Suite 208
Lake Success, NY  11042

Michael Tannen                              129,000(13)                *
90 Riverside Drive, Apt. 5B
New York, NY  10024

All current executive officers and
directors as a group (10 persons)(14)    20,256,551(14)              23.85%

----------
*    Less than 1% of class.

(1) Includes shares issuable upon the exercise of warrants and options which are exercisable within the next 60 days.

(2) Includes 1,766,666 shares issuable upon the exercise of warrants and options, 70,638 shares held as co-trustee of trusts for the benefit of Mr. Scoroposki's children and 156,276 shares settled by Mr. G. Fischbach in trust for the benefit of his children. Shares held in trust are only included once in the computation of shares beneficially owned by current executive officers and directors as a group.

(3) Includes 1,766,666 shares issuable upon the exercise of warrants and options, 156,276 shares held as co-trustee of trusts for the benefit of Mr.
     G. Fischbach's children and 70,638 shares settled by Mr. Scoroposki in trust for the benefit of his children. Shares held in trust are only included once in the computation of shares beneficially owned by current executive officers and directors as a group.

(4) Information in respect of the beneficial ownership of Wellington Management Company ("Wellington") has been derived from its Schedule 13G, dated October 18, 2001, filed on its behalf with the Securities and Exchange Commission (the "Commission"). The Company has been advised (a) Wellington exercises investment discretion with respect to 9,007,970 shares of Common Stock as a result of its serving as the investment adviser, investment sub-adviser or investment manager of various client accounts, and (b) Wellington has the power to direct the vote of 8,999,440 shares of Common Stock.

(5) Information in respect of the beneficial ownership of Alexandra Investment Management ("Alexandra") has been derived from its Schedule 13D, dated June 18, 2001, filed on its behalf with the Commission, and updated as a result of a subsequent purchase of Common Stock. The Company has been advised (a) Alexandra exercises investment discretion with respect to 5,181,882 shares of Common Stock as a result of its serving as investment manager to certain investment funds, and (b) Alexandra has the power to direct the vote of 5,181,882 shares of Common Stock.


(footnotes continued on next page)

(footnotes continued from previous page)

(6)  Includes 905,833 shares issuable upon the exercise of options.

(7)  Represents shares issuable upon the exercise of options.

(8)  Includes 250,832 shares issuable upon the exercise of options.

(9)  Includes 56,250 shares issuable upon the exercise of options.

(10) Represents 518,750 shares issuable upon the exercise of options and 156,276 shares held as co-trustee of trusts for the benefit of Mr. G. Fischbach's children. Shares held in trust are only included once in the computation of shares beneficially owned by current executive officers and directors as a group.

(11) Represents shares issuable upon the exercise of options.

(12) Represents shares issuable upon the exercise of warrants and options.

(13) Includes 125,000 shares issuable upon the exercise of options.

(14) Includes 4,580,830 shares issuable upon the exercise of warrants and options. Shares held in trust are only included once in the computation of shares beneficially owned by current executive officers and directors as a group.

                              ELECTION OF DIRECTORS

         Seven directors will be elected at the Meeting to serve for a term of one year and until their respective successors shall have been elected and shall qualify. The election of directors requires the affirmative vote of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve. There is no arrangement or understanding between any director and any other person pursuant to which such person was or is to be selected as a director, except that, pursuant to the employment agreements entered into with each of Messrs. G. Fischbach and Scoroposki, the Company is obligated to use its best efforts to ensure that each of them continues to be elected as a director of the Company and, pursuant to Mr. Cousens' employment agreement, Acclaim Entertainment Limited ("AEL"), a wholly-owned subsidiary of the Company, has agreed that, if the Company shall appoint a new outside director to the Board of Directors, AEL shall nominate Mr. Cousens to the Board of Directors of the Company, subject to approval of the Company's stockholders.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF THE SEVEN NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS NAMED BELOW. UNLESS OTHERWISE INDICATED, THE ACCOMPANYING FORM OF PROXY WILL BE VOTED FOR THE NOMINEES LISTED BELOW.


       Name of                    Principal                        Year Became
       Nominee                    Occupation                Age     a Director
       -------                    ----------                ---     ----------
Gregory E. Fischbach    Co-Chairman of the Board,            59       1987
                        President and Chief Executive
                        Officer of the Company

James R. Scoroposki     Co-Chairman of the Board,            53       1987
                        Senior Executive Vice President,
                        Secretary and Treasurer

Kenneth L. Coleman      Retired Senior Vice President,       59       1997
                        Silicon Graphics, Inc.

Bernard J. Fischbach    Attorney                             56       1987

Robert H. Groman        Attorney                             59       1989

James Scibelli          President, Roberts & Green, Inc.     51       1993

Michael Tannen          Chief Executive Officer and          61       1989
                        President, Tannen Media
                        Ventures, Inc.

         GREGORY E. FISCHBACH, a founder of the Company, has been Chief Executive Officer of the Company since its formation, a member of the Board of Directors since 1987 and Co-Chairman of the Board since March 1989. Mr. Fischbach was also President of the Company from its formation to January 1990 and has been President of the Company since October 1996.

         JAMES R. SCOROPOSKI, a founder of the Company, has been Senior Executive Vice President of the Company since December 1993, a member of the Board of Directors since 1987, Co-Chairman of the Board of Directors since March 1989 and Secretary and Treasurer of the Company since its formation. Mr. Scoroposki was also Chief Financial Officer of the Company from April 1988 to May 1990, Executive Vice President of the Company from its formation to November 1993 and acting Chief Financial and Accounting Officer from November 1997 to August 1999. Since December 1979, he has also been the President and sole shareholder of Jaymar Marketing Inc., a sales representative organization. See "Certain Relationships and Related Transactions."

         KENNETH L. COLEMAN has been a member of the Board of Directors since July 1997. Until his retirement in June 2001, Mr. Coleman was Executive Vice President of Global Sales, Service and Marketing for Silicon Graphics, Inc. in Mountain View, California. For more than the past five years, Mr. Coleman held several positions at Silicon Graphics, Inc. Since January 1998, Mr. Coleman has been a director of MIPS Technologies, Inc., a public company and a licensor of microprocessor architecture, in Mountain View, California. Since October 2001, Mr. Coleman has been a director of United Online, a public company and internet service provider in Westlake, California.

         BERNARD J. FISCHBACH has been a member of the Board of Directors since 1987 and has been engaged in the private practice of law with Fischbach, Perlstein & Lieberman LLP (and its predecessor firms) in Los Angeles, California since 1976. See "Certain Relationships and Related Transactions."

         ROBERT H. GROMAN has been a member of the Board of Directors since 1989 and has, for more than the preceding five years, been a partner in the general practice law firm of Groman, Ross & Tisman, P.C. (and its predecessor firms) in Long Island, New York. See "Certain Relationships and Related Transactions."

         JAMES SCIBELLI has been a member of the Board of Directors since 1993 and has, since March 1986, served as president of Roberts & Green, Inc., a New York financial consulting firm offering a variety of financial and investment consulting services. Mr. Scibelli is also a member of RG Securities LLC, a broker-dealer. See "Certain Relationships and Related Transactions."

         MICHAEL TANNEN is the Managing Partner of the Tannen Media Investment Fund LLC, an investment company specializing in early stage investments in media, entertainment and telecommunications companies. For the past five years, acting on his own and through Tannen Media Ventures, Inc., a media investment company, he was a business advisor, consultant and producer representing companies such as Paramount Pictures, Columbia Pictures Industries, Bertelsmann A.G., Tri-Star Pictures, CBS, MGM/United Artists, ATC, McCann-Erickson, Millicom Incorporated, Ihlas Holdings and Time, Inc. He has also represented artists and entertainers such as John Lennon, Billy Joel, Bruce Springsteen, Bob James, Grace Jones, Stephen Stills, Merle Haggard, Juliet Prowse, Lily Tomlin, The Rolling Stones, Art Garfunkel and Paul Simon. Mr. Tannen has produced feature films for Warner Bros. and Tri-Star Pictures; television specials for HBO, PBS and the BBC; co-produced a three-record inaugural album for President Carter and the National Endowment for the Arts, and was the executive producer of Lily Tomlin's Broadway show, "Appearing Nitely."

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has an audit committee (the "Audit Committee"), the members of which are Messrs. Scibelli (chair), Coleman, Groman and Tannen. The Audit Committee is composed of independent directors under applicable Nasdaq rules, with the exception of Mr. Scibelli (who received compensation from the Company in connection with his investment banking services in several financing transactions in fiscal 2001, but who pursuant to Nasdaq rules was authorized by the Board of Directors to serve on the Audit Committee given his extensive knowledge of the Company's operations and industry and extensive background in finance). See "Certain Relationships and Related Transactions." The Audit Committee functions pursuant to a written charter which was adopted by the Board during fiscal 2000. The Audit Committee has such powers as may be assigned to it by the Board of Directors from time to time. It is currently charged with, among other things, recommending to the Board of Directors the engagement or discharge of independent public accountants, reviewing the plan and results of the auditing engagement with the independent auditors of the Company and with the officers of the Company, reviewing with the officers of the Company the scope and nature of the Company's internal accounting controls and reporting to the Board of Directors on the Audit Committee's activities, conclusions and recommendations. During fiscal 2001, the Audit Committee met on four occasions and acted by written consent on one occasion.

         The Board of Directors has a compensation committee (the "Compensation Committee"), the members of which are Messrs. Coleman (chair), Tannen and Scibelli. The Compensation Committee has such powers as may be assigned to it by the Board of Directors from time to time. It is currently charged with, among other things, determining compensation packages for the Chief Executive Officer and the Senior Executive Vice President of the Company, establishing salaries, bonuses and other compensation for the Company's executive officers and with administering the Company's 1998 Stock Incentive Plan (the "1998 Plan"), the Company's 1988 Stock Option Plan (the "1988 Plan"), the Company's 1998 Employee Stock Purchase Plan (the "1998 Purchase Plan"), and the Company's 1995 Restricted Stock Plan, and recommending to the Board of Directors changes to such plans. During fiscal 2001, the Compensation Committee acted by written consent on 21 occasions.

         The Board of Directors has an executive committee (the "Executive Committee"), the members of which are Messrs. Scoroposki (chair), Coleman and Scibelli. The Executive Committee has such powers as may be assigned to it by the Board of Directors from time to time. It is currently charged with, among other things, recommending to the Board of Directors the criteria for candidates to the Board of Directors, the size of the Board of Directors, the number of committees of the Board of Directors and their sizes and functions, and the nomination and selection of Board of Directors' candidates and committee members and rotation of committee members. In addition, the Executive Committee is responsible for establishing and implementing an evaluation process for the chief executive officer and the Board of Directors and periodically assessing the overall composition of the Board of Directors to ensure an effective membership mix and, when appropriate, recommending to the Board of Directors a chief executive officer succession plan and succession process. The Executive Committee did not meet during fiscal 2001.

         The Company will consider for election to the Board of Directors a nominee recommended by a stockholder if the recommendation is made in writing and includes (i) the qualifications of the proposed nominee to serve on the Board of Directors, (ii) the principal occupations and employment of the proposed nominee during the past five years, (iii) each directorship currently held by the proposed nominee and (iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to the Secretary of the Company.

         During fiscal 2001, the Board of Directors met on ten occasions and acted by written consent on ten occasions. Each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors of which such director is a member, except that during fiscal 2001 Messrs. Groman and Coleman each attended approximately 70% of the meetings of the Board of Directors.

         Messrs. Gregory E. and Bernard J. Fischbach are brothers. There is no family relationship among any other directors or executive officers of the Company.


DIRECTORS' COMPENSATION

         Directors who are not also employees of the Company receive a $16,000 annual fee, reimbursement of expenses for attending meetings of the Board of Directors and are entitled to receive an automatic annual grant of options to purchase 18,750 shares of Common Stock under the 1998 Plan. In addition, non-employee directors receive a per diem in the amount of $1,000 for (i) attendance (in person or by phone) at regularly scheduled board and committee meetings of the Board of Directors, (ii) chairing a committee meeting, and (iii) attendance (and/or chairing, as applicable) in person of special board or committee meetings of the Board of Directors, and attendance by telephone of such special meetings if such meetings last one or more hours. Also, members of the Executive Committee who are non-employee directors and who conduct certain services in connection with leading the search for board and/or officer candidates are entitled to receive $1,000 for each full day (or significant portion thereof) such services are rendered to the Company. In addition, options may be granted under the 1998 Plan to non-employee directors who render services to the Company and who are not also members of the Compensation Committee or the Audit Committee.


EXECUTIVE OFFICERS OF THE COMPANY

         The following sets forth certain information concerning the Company's named executive officers (other than Messrs. Fischbach and Scoroposki):

         RODNEY COUSENS, 50, became an executive officer of the Company in August 1998. Mr. Cousens has been President and Chief Operating Officer - International of Acclaim Europe, a division of the Company, since October 1996. From June 1994 to October 1996, Mr. Cousens was President of Acclaim Europe, and from March 1991 to June 1994, he was Vice President of Acclaim Europe.

         GERARD F. AGOGLIA, 50, became an executive officer of the Company in August 2000, when he joined the Company as Executive Vice President and Chief Financial Officer. Formerly, Mr. Agoglia was Senior Vice President, Chief Financial Officer of Lantis Eyewear Corporation, responsible for strategic initiatives including several successful acquisitions. Prior to such time, Mr. Agoglia served as Corporate Controller of Calvin Klein, Inc. Mr. Agoglia has over 20 years of corporate financial management experience in the apparel and accessories industries. Mr. Agoglia is a Certified Public Accountant and has a Masters of Business Administration.

         JOHN MA, 47, became an executive officer of the Company in October 2000. Mr. Ma has been with the Company since 1991 serving as Senior Vice President of Worldwide Operations and is currently Executive Vice President of Product Development. Prior to joining the Company, Mr. Ma held similar positions with Activision, Inc.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely upon a review of filings in respect of fiscal 2001 furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Exchange Act and written representations from its directors and executive officers, the Company believes that, during and with respect to fiscal 2001, all filing requirements under Section 16(a) of the Exchange Act applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table summarizes all plan and non-plan compensation awarded to, earned by or paid to (i) the Company's Chief Executive Officer and
(ii) its four most highly paid executive officers, other than the Chief Executive Officer, who in each case were serving as executive officers during and at the end of the last completed fiscal year ended August 31, 2001 (together, the "Named Executive Officers"), in each case for services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three fiscal years:

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                   ANNUAL COMPENSATION                AWARD
                                           ---------------------------------          -----

                                                                                   NO. OF SECURITIES
                                                                                   UNDERLYING            ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR        SALARY          BONUS       OPTIONS               COMPENSATION*
---------------------------                ----        ------          -----       -------               -------------
Gregory E. Fischbach                       2001       $775,000     $  497,633         --                    $54,804
Co-Chairman, Chief Executive               2000        775,000           --         100,000                  51,758
Officer and President...........           1999        775,000      1,351,545         --                     49,063

James R. Scoroposki
Co-Chairman, Senior Executive              2001        500,000        421,074         --                     34,332
Vice President, Secretary                  2000        500,000           --         100,000                  12,256
and Treasurer...................           1999        500,000      1,143,615         --                     15,211

Rodney Cousens
President and Chief Operating              2001        643,210(1)     215,550       300,000                 146,075(2)
Officer - International of                 2000        628,400(1)        --          50,000                 144,825(2)
Acclaim Europe..................           1999        610,200        532,785(3)      --                  2,611,629(2)

Gerard F. Agoglia(4)
Executive Vice President and               2001        350,000         87,500       100,000                  12,000
Chief Financial Officer.........           2000           --  (4)     137,500(4)    250,000                    --

John Ma(5)                                 2001        300,000        200,000       300,000                  11,400
Executive Vice President                   2000        225,000         81,000        25,000                  10,881
Product Development.............           1999        225,000         95,000         --                      7,942


----------
* Includes dollar values of insurance premiums paid by the Company during the fiscal year with respect to term life insurance for the benefit of the Named Executive Officers.


(footnotes continued on next page)

(footnotes continued from previous page)

(1) Of such amount, $207,490 in fiscal 2001 and $176,302 in fiscal 2000 represents a contribution by the Company to the Acclaim Entertainment Employee Benefits Trust (the "Trust"), which was established for the benefit of the employees at AEL. The Trust is directed by a trustee who has the sole discretion to deliver all payments made into the Trust to one or more employees of AEL. The Company may request, but does not have the power to direct the Trust to deliver payments to any particular employee. The Company has delivered a letter to the trustee requesting that payment of the indicated amount be made to Mr. Cousens. The trustee may choose the method of payment and may not necessarily comply with the Company's request. No individual employee of AEL has any entitlement to amounts held by the Trust until the trustee designates a payment to an individual employee. At this time, no such payments have been designated by the trustee to any employee of AEL.

(2) Of such amount, $94,987 in fiscal 2001, $109,260 in fiscal 2000 and $105,712 in fiscal 1999 represent contributions made by the Company on behalf of Mr. Cousens under a statutory U.K. pension plan. In addition, $2,487,900 of the fiscal 1999 amount represents the value of 300,000 shares of Common Stock issued to the Trust on March 8, 1999 based on the closing sale price of a share of Common Stock on the date of grant. As of August 31, 2001, such shares had an aggregate value of $1,203,000 (based on the closing sale price of a share of Common Stock on such date). The Company has delivered a letter to the trustee requesting that shares of Common Stock of the indicated number be delivered to Mr. Cousens in three equal annual installments commencing in January 1999, subject to Mr. Cousens' continued employment with AEL. Other than Mr. Cousens' continued employment with AEL, there are no performance requirements imposed by the Company in respect of these shares. The trustee may choose the method of payment (whether in cash or in kind) and may not necessarily comply with the Company's request. No individual employee has any entitlement to the shares of Common Stock held by the Trust until the trustee determines to allocate the shares to an individual employee. At this time, no such shares have been allocated by the trustee or delivered to any employee of AEL.

(3)  Such payment was made by the Company to the Trust. See footnote 1 above.

(4) The Named Executive Officer was appointed an executive officer of the Company in August 2000 when he joined the Company as Executive Vice President and Chief Financial Officer. During fiscal 2000, Mr. Agoglia's compensation consisted of $50,000 representing a signing bonus, and $87,500 representing one-half of his guaranteed bonus. No salary was earned by or paid to Mr. Agoglia in fiscal 2000 as he commenced employment with the Company on August 30, 2000. See "Employment Contracts, Termination of Employment and Change in Control Arrangements."

(5) The Named Executive Officer was appointed an executive officer of the Company in October 2000 when he was promoted to Executive Vice President - Product Development. During fiscal 2000 and 1999, Mr. Ma was Senior Vice President, Administration and Operations.

         No other annual compensation, other compensation, stock appreciation rights or long-term incentive plan awards (all as defined in the proxy regulations promulgated by the Commission) were awarded to, earned by, or paid to the Named Executive Officers during any of the Company's last three fiscal years.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information with respect to grants of options to purchase shares of Common Stock pursuant to the 1998 Plan to the Named Executive Officers during fiscal 2001:

                                                       INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE VALUE AT
                                 ------------------------------------------------------------           ASSUMED ANNUAL
                                                  PERCENT OF                                            RATES OF STOCK
                                                    TOTAL                                             PRICE APPRECIATION
                                  NUMBER OF        OPTIONS                                            FOR OPTION TERM(4)
                                 SECURITIES       GRANTED TO                                     -----------------------------
                                 UNDERLYING       EMPLOYEES       PER SHARE
                                   OPTIONS        IN FISCAL        EXERCISE      EXPIRATION
NAME                               GRANTED           YEAR           PRICE           DATE              5%               10%
--------------------------       -----------      ----------      ---------      ----------        ---------     -----------
Gregory E. Fischbach......             --             --              --             --                --             --
James R. Scoroposki.......             --             --              --             --                --             --
Rodney Cousens............         300,000(1)       11.86%           $3.57         6/17/11          $673,559     $1,706,914
Gerard F. Agoglia.........         100,000(2)        3.95%            1.59         4/18/11           100,007        253,421
John Ma...................         100,000(2)        3.95%            1.59         4/18/11           100,007        253,421
                                   200,000(3)        7.91%            1.75         10/1/10           220,126        557,826

------------------------

(1) An option to purchase 300,000 shares of Common Stock was granted to Mr. Cousens under the 1998 Plan in June 2001. Such options become exercisable in one-third installments on each of June 18, 2002, June 18, 2003 and June 18, 2004.

(2) An option to purchase 100,000 shares of Common Stock was granted to each of Messrs. Agoglia and Ma under the 1998 Plan in April 2001. Such options become exercisable in one-third installments on each of April 19, 2002, April 19, 2003 and April 19, 2004.

(3) An option to purchase 200,000 shares of Common Stock was granted to Mr. Ma under the 1998 Plan in accordance with the terms of his employment agreement with the Company. One-third of the option vested on October 2, 2001; the remainder becomes exercisable in one-third installments on each of October 2, 2002 and October 2, 2003.

(4) These figures were calculated assuming the price of the 77,278,645 shares of Common Stock issued and outstanding on August 31, 2001 increased from $4.01 per share (the closing sale price of a share of Common Stock on August 31, 2001) at compound rates of 5% and 10% per year for ten years. The purpose of including this information is to indicate the potential realizable value at the assumed annual rates of stock price appreciation for the ten-year option term for all of the Company's stockholders.

      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                 OPTION VALUES

         The following table sets forth information with respect to each exercise of stock options during fiscal 2001 by the Named Executive Officers and the value at August 31, 2001 of unexercised stock options held by the Named Executive Officers:


                                                                       NO. OF SECURITIES           VALUE OF UNEXERCISED
                                      NO. OF                        UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                      SHARES                                OPTIONS                   FISCAL YEAR-END
                                     ACQUIRED        VALUE            AT FISCAL YEAR-END               EXERCISABLE/
NAME                               ON EXERCISE      REALIZED       EXERCISABLE/UNEXERCISABLE          UNEXERCISABLE*
---------------------------        -----------      --------       -------------------------      -----------------------
Gregory E. Fischbach.......          487,500       $922,188             1,108,333/66,667             $ 64,499/$59,000
James R. Scoroposki........          487,500        922,188             1,108,333/66,667                64,499/59,000
Rodney Cousens.............           60,500        142,104              912,834/334,667              342,696/149,255
Gerard F. Agoglia..........            --              --                 83,333/266,667              164,916/571,834
John Ma....................            --              --                310,166/327,334              112,059/702,753


----------
* Fair market value of securities underlying the options at fiscal year end minus the exercise price of the options.


     EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
                                  ARRANGEMENTS

         The Company has employment agreements with each of Gregory E. Fischbach and James R. Scoroposki, providing for Mr. G. Fischbach's employment as President and Chief Executive Officer and for Mr. Scoroposki's employment as Senior Executive Vice President, Secretary and Treasurer, for terms expiring in August 2003.

         The agreements with Messrs. G. Fischbach and Scoroposki provide for annual base salaries of $775,000 and $500,000, respectively, for the term of the agreements. In addition, each of the agreements provides for annual bonus payments to Mr. G. Fischbach in an amount equal to 3.25%, and to Mr. Scoroposki in an amount equal to 2.75%, of the Company's net pre-tax profits for each fiscal year. The agreement with Mr. Scoroposki specifically allows him to devote that amount of his business time to the business of a sales representative organization controlled by him as does not interfere with the services to be rendered by him to the Company. The sales representative organization under his control has officers and employees who oversee its operations. Mr. Scoroposki attends board meetings of such organization but has no active involvement in its day-to-day operations. See "Certain Relationships and Related Transactions." Under the agreements, the Company provides each of Messrs. Fischbach and Scoroposki with $2 million term life insurance and disability insurance.

         If the employment agreement of either of Messrs. G. Fischbach or Scoroposki is terminated within one year after the occurrence of a change in control of the Company (other than a termination for cause) or if either of Messrs. G. Fischbach or Scoroposki terminates his employment agreement upon the occurrence of both a change in control of the Company and a change in the circumstances of his employment, he would be entitled to receive severance benefits in an amount equal to the total of (i) three years' base salary and
(ii) three times the largest bonus paid to him for the three fiscal years immediately preceding any such termination of his employment.

         Each of the agreements with Messrs. G. Fischbach and Scoroposki provides that, in the event of a change in control of the Company and a change in the circumstances of his employment, all options previously granted to each of them shall vest and become immediately exercisable and the Company has agreed to indemnify each of them against any excise taxes imposed on such executive by section 4999(a) of the Internal Revenue Code of 1986, as amended (the "Code") (including all applicable taxes on such indemnification payment).

         In addition, at the end of their respective terms, if the agreements with each of Messrs. G. Fischbach and Scoroposki are not renewed on substantially similar terms, the executive would be entitled to receive severance benefits in an amount equal to the total cash compensation paid to him during the 12-month period immediately preceding such termination of his employment.

         AEL has an employment agreement with Rodney Cousens providing for Mr. Cousens' employment as President and Chief Operating Officer of the international division of the Company and its subsidiaries which represents the business of the Company outside the United States. Pursuant to Mr. Cousens' agreement, AEL or Mr. Cousens may terminate the agreement by giving the other not less than six months' prior written notice after January 2002, unless terminated earlier by AEL for cause. The agreement with Mr. Cousens provides for an annual base salary of UK(pound)366,000 for the term of the agreement, subject to annual increases of not less than 10%.

         If Mr. Cousens' employment is terminated within one year after the occurrence of a change in control of the Company (other than a termination for cause) or if Mr. Cousens terminates his employment agreement upon the occurrence of both a change in control of the Company and a change in the circumstances of his employment, he would be entitled to receive severance benefits in an amount equal to the total of (i) three years' base salary and (ii) three times the largest bonus paid to him for the three fiscal years immediately preceding any such termination of his employment.

         In the event Mr. Cousens' employment is terminated by him after the occurrence of a change in control of the Company and a change in the circumstances of his employment, all options previously granted to Mr. Cousens shall vest and become immediately exercisable.

         The Company has an employment agreement with Gerard F. Agoglia providing for Mr. Agoglia's employment as Executive Vice President and Chief Financial Officer for a term expiring in August 2003 (but which renews annually without written notice by the Company or Mr. Agoglia, as the case may be). The agreement with Mr. Agoglia provides for an annual base salary of $350,000 for the term of the agreement. In addition, the agreement provides for an initial signing bonus to Mr. Agoglia of $50,000 and annual bonuses in an amount up to 100% of Mr. Agoglia's then base salary subject to the achievement by the Company and Mr. Agoglia of certain financial goals established by the Company; provided, however, that the annual bonus for the first year of employment shall not be less than $175,000, half of which was payable upon commencement of his employment and the balance of which was paid six months after his commencement date.

         If Mr. Agoglia's employment is terminated (i) by him after the occurrence of a change in control of the Company and within one year thereafter there is a change in the circumstances of his employment, (ii) by him if the Company breaches a material term of the agreement, or (iii) by the Company other than for cause, Mr. Agoglia would be entitled to receive severance benefits in an amount equal to one year's base salary, as well as any unpaid salary or benefits accrued through the date of termination. In addition, if Mr. Agoglia's employment is terminated for one of the reasons set forth above, options previously granted to him would become immediately vested and exercisable for a period of 180 days from termination.

         The Company has an employment agreement with John Ma providing for Mr. Ma's employment as Executive Vice President - Product Development for a term expiring in October 2002. The agreement with Mr. Ma provides for an annual base salary of $300,000 for the term of the agreement. In addition, the agreement provides for annual bonuses of up to 75% of Mr. Ma's then base salary subject to the achievement by Mr. Ma of certain financial goals established by the Company; provided, however, that the annual bonus for the first year of employment shall not be less than $160,000. Under the agreement, the Company is obligated to provide Mr. Ma with $1 million in term life insurance and disability insurance.

         If Mr. Ma's employment is terminated (i) by him after the occurrence of a change in control of the Company and within one year thereafter there is a change in the circumstances of his employment, or (ii) by the Company other than for cause, Mr. Ma would be entitled to receive severance benefits in an amount equal to one year's base salary, as well as any unpaid salary or benefits accrued through the date of termination. In addition, if Mr. Ma's employment is terminated for one of the reasons set forth above, options previously granted to him would become immediately vested and exercisable for a period of three years from termination (unless such options expire before such period).

         Each of the employment agreements described above prohibits disclosure of proprietary and confidential information regarding the Company (including AEL in the case of Mr. Cousens) and its business to anyone outside the Company both during and subsequent to employment. In addition, the employees agree, for the duration of their employment with the Company and for one year thereafter, not to engage in any competitive business activity (in the case of Mr. Cousens, for three months thereafter), nor to persuade or attempt to persuade any customer, software developer, licensor, employee or other party with whom the Company has a business relationship to sever its ties with the Company or reduce the extent of its relationship with the Company (in the case of Mr. Cousens, for six months thereafter).


BENEFIT PLANS

         The Company does not have a pension plan. For information with respect to options granted to Named Executive Officers of the Company under the 1998 Plan, see "Option Grants in Last Fiscal Year" above.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee for fiscal 2001 were Messrs. Coleman and Scibelli. In connection with certain investment banking services rendered by RG Securities LLC (of which Mr. Scibelli was a member in fiscal
2001), the Company agreed to pay RG Securities LLC $284,000, of which $180,000 has been paid.

         There were no other interlocks or insider participation (as defined in the proxy regulations promulgated by the Commission) between the Board of Directors or the Compensation Committee thereof and the board of directors or compensation committees of any other company.

                             AUDIT COMMITTEE REPORT

         The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended August 31, 2001.

         The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended August 31, 2001 with management.

         The Audit Committee has discussed with KPMG LLP, the Company's independent auditors, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committees) regarding the auditor's judgments about the quality of the Company's accounting principles as applied in its financial reporting.

         The Audit Committee has received written disclosures and the letter from KPMG LLP required by Independent Standards Board Standard No. 1 (Independent Discussions with Audit Committee) and has discussed with KPMG LLP their independence.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that its audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2001 for filing with the Securities and Exchange Commission.

         The members of the Audit Committee are James Scibelli (chair), Kenneth
L. Coleman, Robert H. Groman and Michael Tannen.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee is charged with determining compensation packages for the Chief Executive Officer and the Senior Executive Vice President and administering the 1998 Purchase Plan, the 1998 Plan, the 1988 Plan and the Company's 1995 Restricted Stock Plan. The Compensation Committee is also responsible for determining, based on recommendations made by the Chief Executive Officer and Senior Executive Vice President, compensation packages for other executive officers of the Company.

         The Compensation Committee recognizes the critical role that the current executive officers have played in the significant growth and success of the Company. Further, the Compensation Committee recognizes that the services of these same executive officers are crucial to the Company's continued success. Therefore, the primary objective of each executive's compensation package is to provide a remuneration opportunity that will motivate and retain the key executives of the Company in order to further ensure the Company's future.

         Based on this belief, the Compensation Committee adopted the following basic principles for compensating the executive, management and employee group:

          o    the current key executive team must be kept intact;

          o compensation plans should reward individual and corporate achievement; and

          o short- and long-term incentives must be effectively balanced to satisfy both the short- and long-term needs of the Company.

         Periodically, the Compensation Committee reviews the financial performance and related executive pay levels of a select group of companies in the media and entertainment industries. It is the goal of the Compensation Committee that salaries for its top executives be in the 50th to 75th percentile range. If warranted by the profitability of the Company, the Compensation Committee believes that executives should have an opportunity to exceed the 75th percentile. To date, the effective mixing of annual bonuses based on pre-tax profits and stock options has contributed significantly to the retention, motivation and success of the Company's executive team.

         The Compensation Committee is also aware that, with the convergence of various segments of the telecommunications, consumer electronics/computer, media and entertainment industries and the growth of interactive technologies, a number of large telecommunications, consumer electronics/computer, media and entertainment companies have entered or are actively considering entering the Company's market. Based on the potential opportunities in the growing multi-media market, these organizations have the incentives and ability to make a substantial investment in the Company's line of business. To penetrate this market quickly, it would be necessary for them to recruit experienced key executives. Considering the limited pool of executives with the necessary experience, the Compensation Committee is concerned that the Company's current executives would be sought after by such competitors.

         In order to assess the risk of potential competing pay packages that may be offered to the Company's executives by large telecommunications, consumer electronics/computer, media and entertainment companies, the Compensation Committee used the results of previously conducted research regarding compensation practices at a select group of these companies.

         Based on the results of such research and the Compensation Committee's own knowledge of compensation packages for comparable positions at other companies, both public and private, the Compensation Committee devised pay packages that consist of three components, each designed to achieve a distinctive objective:

         Base Salary provides regular compensation for services rendered at a sufficient level to retain and motivate its executive officers.

         Annual Bonus provides an incentive and reward for short-term financial success. For the top two executives, annual bonuses are based solely on the Company's net pre-tax profits. This eliminates Compensation Committee discretion in determining annual bonuses. Generally, for all other employees, annual bonuses are determined based on the recommendation of the Co-Chairmen of the Company and are based primarily on the Company's performance, individual performance, the performance of the Company group or division in which the individual works and other relevant factors.

         Stock Options have been and continue to be an integral part of the pay package of executives as well as all employees. Options have kept the Company's key management team in place since the Company's inception and have provided a unique compensation opportunity. The Compensation Committee believes that stock options, which are designed to focus attention on stock values, are the most effective way of aligning the long-term interests of executives, managers and employees with those of the Company's stockholders. Options are customarily granted at prices equal to the fair market value at the date of grant, are not exercisable until the first anniversary of the date of grant and do not become fully exercisable until the third anniversary of the date of grant. Options generally remain exercisable during employment until the tenth anniversary of the date of grant, which provides executives an incentive to increase stockholder value over the long term since the full benefit of the options cannot be realized unless stock price appreciation occurs over a number of years. Options are generally granted to the Co-Chairmen of the Company by the Compensation Committee and to the Company's other executive officers and its other employees by the Compensation Committee based on the recommendation of the Co-Chairmen of the Company. During fiscal 2001, the following grants of options were made to certain Named Executive Officers: (i) options to purchase an aggregate of 300,000 shares of Common Stock were granted to John Ma, (ii) an option to purchase 100,000 shares of Common Stock was granted to Gerard Agoglia, and (iii) an option to purchase 300,000 shares of Common Stock was granted to Rodney Cousens. No other options were granted to Named Executive Officers.

         The Company is subject to Section 162(m) of the Code, which limits the deductibility of certain compensation payments to its executive officers for Federal income tax purposes. The limit, which applies to a company's chief executive officer and the four other most highly compensated executive officers, is $1 million (the "Deductibility Limit"), subject to certain exceptions. The exceptions include the general exclusion of performance-based compensation from the calculation of an executive officer's compensation for purposes of determining whether his or her compensation exceeds the Deductibility Limit. The Company does not have a policy requiring the Compensation Committee to qualify all compensation for deductibility under this provision. The Compensation Committee's current view is that any non-deductible amounts will be immaterial to the Company's financial or tax position, and that the Company derives substantial benefits from the flexibility provided by the current system, in which the selection and quantification of performance targets are modified from year to year to reflect changing conditions. However, the Compensation Committee considers the net cost to the Company in making all compensation decisions and will continue to evaluate the impact of this provision on its compensation programs. While the Company generally does not expect to pay its executive officers compensation in excess of the Deductibility Limit, the Compensation Committee also recognizes that in certain instances it may be in the best interest of the Company to provide compensation that is not fully deductible.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         The Compensation Committee and the Board of Directors recognize the unique skills and experience of the Chief Executive Officer. The goal of the Compensation Committee in developing a pay package for the Chief Executive Officer was to provide a significant incentive to motivate and retain his services for a significant term. The current agreement with the Chief Executive Officer, which expires in August 2003, provides:

         Base Salary. Base salary of $775,000 per year with no increase in base salary provided during the term of the agreement. Increases in compensation will come solely as a result of increases in the Company's pre-tax profits and increases in stock market prices as described below.

         Annual Bonus. An annual bonus of 3.25% of net pre-tax profits, if any, will be paid to the Chief Executive Officer. The Compensation Committee believes that the bonus structure provides the Chief Executive Officer with sufficient incentive.

         Stock Options. Stock option grants are determined annually and options will generally vest equally over a three-year period. In fiscal 2001, the Chief Executive Officer did not receive any options to purchase Common Stock. Under the 1998 Plan, in no event will the Chief Executive Officer receive options to purchase more than 400,000 shares in any single calendar year.

         Unlike most large media and entertainment companies, no pension plan is provided for the Company's executives. The Compensation Committee believes that these programs at other companies are substantial. It believes, however, that compensation is more effectively used by the application of the components described above.

         In setting the above compensation package a number of factors were considered, including:

          o the total return to stockholders of the Company as compared to competitor companies during the five years prior to the execution of the employment agreement;

          o    the unique skills and experience of the Chief Executive Officer;

          o total compensation of key executives at a select group of entertainment and media companies; and

          o the importance of the Chief Executive Officer to the continued growth and success of the Company and the need to provide him with a significant incentive to motivate and retain his services for a five-year period.

                          Compensation Committee (2001)


                  Kenneth L. Coleman                 James Scibelli

                                PERFORMANCE GRAPH

         The following performance graph is a line graph comparing the yearly change in the cumulative total stockholder return on the Common Stock against the cumulative return of The Nasdaq Stock Market (U.S. Companies) Index and the Dow Jones Entertainment and Leisure-Recreational Products and Services Index for the five fiscal years ended August 31, 2001.


                                [GRAPH OMITTED]


                                                                           Cumulative Total Return
                                             ----------------------------------------------------------------------------------
                                                8/96            8/97            8/98            8/99         8/00        8/01

ACCLAIM ENTERTAINMENT, INC.                   100.00           49.23           70.77           86.92        23.08       49.35
NASDAQ STOCK MARKET (U.S.)                    100.00          139.49          131.81          244.89       374.16      160.03
DOW JONES RECREATION PRODUCTS                 100.00          120.81          128.49          147.98       155.17      126.12









Value of $100 invested over five years:

Acclaim Entertainment, Inc. Common Stock.................................$ 49.35

The Nasdaq Stock Market (U.S. Companies) Index...........................$160.03

Dow Jones Entertainment and Leisure-Recreational Products and
    Services Index.......................................................$126.12

                              PROPOSED AMENDMENT TO
                   THE COMPANY'S CERTIFICATE OF INCORPORATION
                  TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

         The Company's Certificate of Incorporation presently authorizes the issuance of 100,000,000 shares of Common Stock. In July 2001, the Company issued 9,335,334 shares of Common Stock in a $31.5 million (net) private placement to a group of investors. In connection with the placement, the Company utilized in addition to shares available for issuance (including shares of treasury stock), an aggregate of 3,814,049 shares previously reserved for issuance (the "Reserve Shares") relating to (i) certain currently out-of-the-money convertible securities; (ii) the Company's 1998 Purchase Plan; (iii) the Company's 2000 Shareholders' Rights Plan; and (iv) an obligation to issue shares (the "Additional Shares") to an investor if the trading price fell below a minimum level calculated prior to the effectiveness of a registration statement under which such investor was a selling stockholder. As of August 31, 2001, 77,278,645 shares were issued and outstanding, 10,200,922 shares were reserved for issuance upon the exercise of employee and director stock options, 2,360,381 shares were reserved for issuance in connection with employee purchases under the 1998 Purchase Plan and 12,623,804 shares were reserved for issuance upon, among other things, the exercise of outstanding warrants and convertible notes. Accordingly, there are currently no authorized shares remaining that are either unissued or not already reserved for future issuance.

         The Board of Directors of the Company has determined that it is in the best interest of the Company and its stockholders to adopt and approve an amendment (the "Charter Amendment") to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 shares to 200,000,000 shares. Accordingly, on October 31, 2001 the Board of Directors adopted a resolution setting forth the Charter Amendment proposed. The authorization of an additional 100,000,000 shares of Common Stock is necessary to provide sufficient authorized but unissued shares to enable 10,000,000 additional shares to be reserved for issuance upon exercise of options granted or to be granted to employees, consultants and directors of the Company, under the 1998 Plan, provided the proposed amendment to the Plan increasing the number of shares covered by the 1998 Plan is approved by the stockholders of the Company (see "Proposed Amendment to the Company's 1998 Stock Incentive Plan" below). The Charter Amendment also will provide the Company with flexibility in the future by assuring that there will be sufficient authorized shares of Common Stock to enable the Company to issue shares in connection with future acquisitions or mergers, new capital requirements, stock dividends and for other corporate purposes. In addition, of the additional 100,000,000 shares proposed to be authorized for issuance, the Company will replenish the Reserve Shares used in the private placement (other than the Additional Shares, since the Company's obligation to issue Additional Shares terminated without the Company being obligated to effect such issuance. In connection therewith, the Company will reserve an aggregate of 2,486,049 shares for future issuance in respect of: (i) 959,216 shares issuable upon the exercise of convertible securities, (ii) 534,741 shares issuable upon purchase under the 1998 Purchase Plan, and (iii) 992,092 shares then issuable under the Company's 2000 Shareholders' Rights Plan.

         The unreserved and unissued shares of Common Stock may be issued at such times, for such purposes and for such consideration as the Board of Directors of the Company may determine to be in the best interests of the Company and its stockholders and, except as otherwise required by applicable law, without further authority from the stockholders of the Company. Except as set forth above and upon the exercise of options subject to the 1998 Plan, the Company has no present plan, agreement or understanding with respect to the issuance of shares of Common Stock out of the additional shares that are to be authorized pursuant to the Charter Amendment.

         The Company's Board of Directors has the authority to issue shares of preferred stock and to determine their characteristics without stockholder approval. In this regard, in June 2000, the Board of Directors approved the Company's 2000 Shareholders' Rights Plan. If the Series B junior participating preferred stock is issued it would be more difficult for a third party to acquire a majority of the Company's voting stock. In addition to the Series B preferred stock, the Board of Directors may issue additional preferred stock.

         The text of the Charter Amendment is set forth as Appendix I hereto.

         The approval of a majority of the issued and outstanding shares of Common Stock is necessary to adopt the Charter Amendment. Approval of the Charter Amendment is a condition to the increase in the number of shares to be subject to the 1998 Plan and to the replacement of the Reserve Shares -- i.e., if the Charter Amendment is not adopted, it will automatically mean that, notwithstanding approval of the proposed amendment to the 1998 Plan, there will be no increase in the number of shares subject to the 1998 Plan, and the Company may not have adequate shares to replace the Reserve Shares. If the Charter Amendment is adopted, it will not automatically mean approval of the proposed amendment to the 1998 Plan; amendment of the 1998 Plan must be separately approved by the stockholders of the Company as hereinafter set forth. However, a vote in favor of the adoption of the Charter Amendment will result in allocation and reservation of 2,486,049 new authorized but unissued shares in respect of the Reserve Shares for the purposes discussed above.

         THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ADOPTION OF THE CHARTER AMENDMENT. UNLESS OTHERWISE INDICATED, THE ACCOMPANYING FORM OF PROXY WILL BE VOTED FOR THE CHARTER AMENDMENT.

          PROPOSED AMENDMENT TO THE COMPANY'S 1998 STOCK INCENTIVE PLAN

         On August 21, 1998, the Board of Directors adopted the 1998 Plan which was adopted by the stockholders on October 1, 1998. Pursuant to the 1998 Plan, the Company may grant to eligible persons awards including, but not limited to, incentive stock options ("ISOs") within the meaning of Section 422(b) of the Code and non-incentive stock options ("NISOs").

         The 1998 Plan currently authorizes the Company to grant options to purchase an aggregate of up to 5,442,143 shares of Common Stock. As of August 31, 2001, the 1998 Plan had only 534,207 options available for grant which, the Board of Directors believes, is inadequate for future requirements. The Board of Directors believes that stock options are an integral part of the compensation packages to be offered to the Company's executives, directors, employees and consultants and that the grant of stock options, which align the interests of the recipients with those of the Company's stockholders, is an effective method to attract and retain employees in an industry characterized by a high level of employee mobility and aggressive recruiting of the services of a limited number of skilled personnel.

         At the recommendation of the Compensation Committee, the Board of Directors unanimously adopted and recommends that the stockholders approve an increase of 10,000,000 in the number of shares with respect to which options and other awards may be granted pursuant to the 1998 Plan, thus increasing the shares of Common Stock subject to the 1998 Plan from 5,442,143 to 15,442,143 shares. In connection with this increase, the Board of Directors recommends that the number of shares with respect to which awards other than stock options may be granted be raised from 2,721,072 to 7,721,072.

         The following summary of certain features of the 1998 Plan is qualified in its entirety by reference to the full text of the 1998 Plan, which is attached to this Proxy Statement as Appendix II. All capitalized terms used but not defined herein have the respective meanings ascribed to them in the 1998 Plan.

         The affirmative vote of holders of a majority of the shares of Common Stock present in person or by proxy at the Meeting is required for approval of the amendment to the 1998 Plan. If, however, the Charter Amendment is not adopted, it will mean that, notwithstanding approval of the proposed amendment to the 1998 Plan, there will be no increase in the number of shares subject to the 1998 Plan.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE PROPOSAL TO APPROVE THE AMENDMENT TO THE 1998 PLAN. UNLESS OTHERWISE INDICATED, THE ACCOMPANYING FORM OF PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE 1998 PLAN.

         If the proposed amendment to the 1998 Plan is not approved, the 1998 Plan will continue to remain in effect in its present form.

NATURE AND PURPOSE OF THE PLAN

         The purposes of the 1998 Plan are to induce certain individuals to remain in the employ of, or to continue to serve as directors of or as independent consultants to the Company and its present and future subsidiary corporations, as defined in section 424(f) of the Code, to attract new individuals to enter into such employment and service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors believes that the granting of awards under the 1998 Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company and aid in securing its continued growth and financial success.


DURATION AND MODIFICATION

         The 1998 Plan will terminate not later than August 20, 2008. The Board of Directors may at any time terminate the 1998 Plan or make such modifications to the 1998 Plan as it may deem advisable. The Board, however, may not, without approval by the stockholders of the Company, increase the number of shares of Common Stock as to which awards may be granted under the 1998 Plan, change the manner of determining stock option prices or change the class of persons eligible to participate in the 1998 Plan.


ADMINISTRATION OF THE PLAN

         The 1998 Plan is administered by the Compensation Committee, including two non-employee directors. The members of the Compensation Committee are appointed annually by, and serve at the pleasure of, the Board of Directors, and the members of the Compensation Committee will not be compensated for serving on the Compensation Committee. Currently, the Compensation Committee is comprised of Messrs. Coleman (chair), Tannen and Scibelli.

         The Compensation Committee has discretion to determine the participants under the 1998 Plan, the types, terms and conditions of the awards, including performance and other earnout and/or vesting contingencies, permitting transferability of awards to third parties, interpreting the 1998 Plan's provisions and administering the 1998 Plan in a manner that is consistent with its purpose.


SECURITIES SUBJECT TO THE PLAN; MARKET PRICE

         The number of shares of Common Stock reserved for issuance upon exercise of awards granted under the 1998 Plan is currently 5,442,143. If the proposed increase in the number of shares subject to the 1998 Plan is adopted, such amount will be increased to 15,442,143 shares.

         The closing sale price of a share of Common Stock on The Nasdaq Stock Market's Small Cap Market on December 3, 2001 was $4.86.


ELIGIBILITY AND EXTENT OF PARTICIPATION

         The 1998 Plan provides for discretionary grants of awards to employees, non-employee directors and consultants to the Company.

         In addition, directors who are not also employees of the Company receive an annual grant (in October 1998 and each August thereafter) of options to purchase 18,750 shares of Common Stock under the 1998 Plan at the fair market value of a share of Common Stock on the date of grant.

         No single participant may receive stock options and/or stock appreciation rights under the 1998 Plan in any one calendar year to purchase more than 400,000 shares of Common Stock.

         The maximum number of shares of Common Stock that may be issued in conjunction with other awards under the 1998 Plan is 2,721,072, or one-half of the total number of shares reserved for issuance under the 1998 Plan. If the proposed increase in the number of shares subject to the 1998 Plan is adopted, such amount will be increased to 7,721,072 shares. The maximum payment that may be made for awards granted to any one individual for any single or combined performance goals established for a specified performance period under the 1998 Plan is $2,000,000. A specified performance period for purposes of this performance goal payment limit may not exceed a 60 consecutive month period.


STOCK OPTIONS

         Under the 1998 Plan, the Compensation Committee may grant awards in the form of options to purchase shares of Common Stock. The Compensation Committee will determine the number of shares subject to each stock option, the manner and time of the option's exercise and the exercise price per share of Common Stock subject to the option. The initial per share exercise price for an ISO may not be less than the fair market value on the date of grant, or 110% of such fair market value with respect to a participant who, at such time, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company. The initial per share exercise price for a NISO may not be less than 85% of the fair market value of a share of Common Stock on the date of grant. No NISO may be granted at a price below fair market value of a share of Common Stock on the date of grant to any person who is or may reasonably become a "covered employee" under Section 162(m) of the Code.

         No option granted pursuant to the 1998 Plan may be exercised more than 10 years after the date of grant, except that ISOs granted to participants who own more than 10% of the total combined voting power of all classes of stock of the Company at the time the ISO is granted may not be exercised more than five years after the date of grant. No participant may be granted ISOs which are exercisable for the first time in any one calendar year with respect to Common Stock having an aggregate fair market value in excess of $100,000 on the date of grant.


STOCK APPRECIATION RIGHTS

         The 1998 Plan authorizes the Compensation Committee to grant SARs either in tandem with a stock option or other award or independent of an award. A SAR is a right to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the SAR's exercise price to the market value of a share of Common Stock on the date of the exercise. The payment may be made in cash, shares of Common Stock or a combination thereof.


STOCK AWARDS

         The 1998 Plan also permits the grant of stock awards. A stock award is a grant of shares or of a right to receive shares of Common Stock (or their cash equivalent or a combination of both) in the future. Each award will be subject to conditions, restrictions and contingencies established by the Compensation Committee. Such performance goals are to be established by the Compensation Committee and shall be related to cash generation targets, profit, revenue and market share targets, profitability targets as measured by return ratios, shareholder returns and other related criteria. The Compensation Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes with the measurement based on Company or other business unit performance and/or on performance as compared with that of other publicly traded companies.

VOTING RIGHTS

         Participants shall not have any interest or voting rights in shares covered by their awards until the awards shall have been exercised and a certificate for such shares shall have been issued.


ADJUSTMENTS

         The number of shares available for grant under the 1998 Plan and covered by each award granted thereunder will be adjusted in the event of a stock dividend, reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation or, as may be determined by the Compensation Committee, in the event of any other change affecting the number or kind of outstanding shares of Common Stock. In the event of the dissolution or liquidation of the Company, the Board may, in its discretion, accelerate the payment of any award, exercisability of outstanding awards and/or terminate the same within a reasonable time thereafter.


FEDERAL INCOME TAX CONSEQUENCES OF ISSUANCE AND EXERCISE OF STOCK OPTIONS

         The following discussion of the U.S. Federal income tax consequences of the granting and exercise of stock options under the 1998 Plan, and the sale of Common Stock acquired as a result thereof, is based on an analysis of the Code as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, an optionee may also be subject to state and/or local income tax consequences in the jurisdiction in which he works and/or resides.


NON-INCENTIVE STOCK OPTIONS:

         No income will be recognized by an optionee at the time a NISO is granted.

         Ordinary income will be recognized by an optionee at the time a NISO is exercised, and the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares issued to the optionee over the exercise price. This ordinary (compensation) income will also constitute wages subject to the withholding of income tax and the Company will be required to make whatever arrangements are necessary to ensure that the amount of the tax required to be withheld is available for payment in money.

         Capital gain or loss on a subsequent sale or other disposition of the shares of Common Stock acquired upon exercise of a NISO will be measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis of the shares acquired upon the exercise of the option will be equal to the sum of the exercise price of an option and the amount included in income with respect to the option.

         If an optionee makes payment of the exercise price by delivering shares of Common Stock, he generally will not recognize any gain with respect to such shares as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his basis in the new shares received.

         The Company will be entitled to a deduction for Federal income tax purposes at such time and in the same amount as the amount included in ordinary income by the optionee upon exercise of his NISO, subject to the usual rules as to reasonableness of compensation and provided that the Company timely complies with the applicable information reporting requirements.

INCENTIVE STOCK OPTIONS:

         In general, neither the grant nor the exercise of an ISO will result in taxable income to an optionee or a deduction to the Company. For purposes of the alternative minimum tax, however, the spread on the exercise of an incentive stock option will be considered as part of the optionee's income.

         The sale of the shares of Common Stock received pursuant to the exercise of an ISO which satisfies the holding period rules will result in capital gain to an optionee and will not result in a tax deduction to the Company. To receive incentive stock option treatment as to the shares acquired upon exercise of an ISO, an optionee must neither dispose of such shares within two years after the option is granted nor within one year after the exercise of the option. In addition, an optionee generally must be an employee of the Company (or a subsidiary of the Company) at all times between the date of grant and the date three months before exercise of the option.

         If the holding period rules are not satisfied, the portion of any gain recognized on the disposition of the shares acquired upon the exercise of an ISO that is equal to the lesser of (a) the fair market value of the Common Stock on the date of exercise minus the exercise price or (b) the amount realized on the disposition minus the exercise price, will be treated as ordinary (compensation) income, with any remaining gain being treated as capital gain. The Company will be entitled to a deduction equal to the amount of such ordinary income.

         If an optionee makes payment of the exercise price by delivering shares of Common Stock, he generally will not recognize any gain with respect to such shares as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his basis in the new shares received. However, the use by an optionee of shares previously acquired pursuant to the exercise of an ISO to exercise an ISO will be treated as a taxable disposition if the transferred shares were not held by the participant for the requisite holding period.


CERTAIN INFORMATION WITH RESPECT TO OPTIONS GRANTED

         Currently, no options have been granted by the Company subject to stockholder approval of the amendment to the 1998 Plan. At this time, the Company is unable to determine the number of options that would have been granted had the amendment been adopted in fiscal 2001.

                        SELECTION OF INDEPENDENT AUDITORS

         At the recommendation of the Audit Committee, the Board of Directors has selected KPMG LLP to serve as independent auditors of the Company for its fiscal year ending August 31, 2002. Although stockholder ratification of the Board of Directors' action in this respect is not required, the Board of Directors considers it desirable for stockholders to pass upon the selection of independent auditors and, if the stockholders disapprove of the selection, intends to consider the selection of other independent auditors for the current fiscal year.

         Representatives of KPMG LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

         The Company incurred fees charged by KPMG LLP for the fiscal year ended August 31, 2001 for the audit of its annual financial statements and for the review of financial statements included in its Forms 10-Q for fiscal 2001 in the amount of $389,000.

         The Company incurred fees charged by KPMG LLP for the fiscal year ended August 31, 2001 related to the preparation of tax reports, the review of filings with the Securities and Exchange Commission, the review of certain benefit plans and management advisory services in the amount of $391,973.

         The Audit Committee has considered whether the provision of the above services other than audit services is compatible with maintaining the independence of KPMG LLP.

         All of the work performed by KPMG LLP on the audit of annual financial statements for fiscal year 2001 was performed by persons employed by KPMG LLP on a full-time basis.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS. UNLESS OTHERWISE INDICATED, THE ACCOMPANYING FORM OF PROXY WILL BE VOTED FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. James Scoroposki, an officer, director and principal stockholder of the Company, is the sole stockholder, a director and president of a sales representative organization selling interactive entertainment software. Such sales representative organization acts as a sales representative for the Company, receives commissions from the Company with respect to interactive entertainment software sold by it and will continue to do so during fiscal 2002. For the fiscal year ended August 31, 2001, the commissions incurred by the Company to such sales representative organization amounted to approximately $330,000. The agreements between the Company and such sales representative organization are on terms that are at least as favorable to the Company as could have been obtained from unaffiliated third parties. The Company has been advised by Mr. Scoroposki that the sales representative organization derives most of its revenue from parties other than the Company.

         The firm of Fischbach, Perlstein & Lieberman LLP, of which Bernard J. Fischbach, a director of the Company, is a partner, performs legal services for the Company and will continue to do so for fiscal 2002. For the fiscal year ended August 31, 2001, fees incurred by the Company for said services amounted to approximately $552,409.

         The firm of Groman, Ross & Tisman, P.C., of which Robert Groman is president and a stockholder, performs legal services for the Company and will continue to do so for fiscal 2002.

         RG Securities LLC, of which James Scibelli, a director of the Company, is a member, provided placement agent services for the Company. For the fiscal year ended August 31, 2001, fees incurred by the Company for said services amounted to $284,000 of which $104,000 remain unpaid.

         In fiscal 2001, the Company issued to each of Gregory Fischbach and James Scoroposki, both of whom are officers, directors and principal stockholders of the Company, 360,000 shares of Common Stock in consideration of payment by each of Messrs. G. Fischbach and Scoroposki to the Company of $450,000 (based on the closing sale price of the Common Stock on the issuance date).

         In each of the second and third quarters of fiscal 2001, Gregory Fischbach and James Scoroposki together loaned the Company a total of $2.2 million, which loans were repaid in the second and third quarters of fiscal 2001, respectively.

         In March 2001, the Company's lead lender entered into participation agreements with certain investors under and pursuant to the terms of the revolving credit and security agreement between the Company and the lender. Following the participation, the lender advanced $9.5 million to the Company pursuant to the revolving credit and security agreement for working capital purposes. As an inducement to the investors to effect the participation, the Company issued to the investors five-year warrants to purchase up to an aggregate of 2,375,000 shares of common stock of the Company exercisable at an initial price of $1.25 per share. Separate entities owned by each of Gregory Fischbach and James Scoroposki, officers and directors of the Company, received warrants to purchase 625,000 shares of common stock of the Company in connection with the pro rata allocation of their $2.5 million investment in the participation. James Scibelli, a director of the Company, received warrants to purchase 125,000 shares of common stock in connection with the pro rata allocation of his $500,000 investment in the participation.

         In July 2001, Gregory Fischbach and James Scoroposki each exercised a warrant (granted in 1991) to purchase 750,000 shares of Common Stock for total consideration of $1,815,000 of which $1,797,450 was paid with a note and the remainder was paid in cash. The $1,797,450 note receivable accrues interest as calculated under the terms of the Company's revolving credit and security agreement with its primary lender, and both the principal amount and interest accrued thereon are payable in July 2002, or when the shares acquired upon exercise of the warrant are sold, whichever is earlier. Currently, the full amount of $1,797,450 is outstanding for each of Messrs. G. Fischbach and Scoroposki.

         In October 2001, Gregory Fischbach and James Scoroposki each exercised a warrant (granted in 1991) to purchase 562,500 shares of Common Stock for total consideration of $1,687,500 of which $1,676,250 was paid with a note and the remainder was paid in cash. The $1,676,250 note receivable accrues interest as calculated under the terms of the Company's revolving credit and security agreement with its primary lender, and both the principal amount and interest accrued thereon are payable in October 2002, or when the shares acquired upon exercise of the warrant are sold, whichever is earlier. Currently, the full amount of $1,676,250 is outstanding for each of Messrs. G. Fischbach and Scoroposki.

         In October 2001, the Company issued to each of Gregory Fischbach and James Scoroposki a warrant to purchase 625,000 shares of Common Stock at an exercise price of $2.88 per share, in consideration for Messrs. G. Fischbach and Scoroposki personally pledging to the Company's primary lender shares of Common Stock valued at $5 million in the aggregate to partially secure an overadvance to the Company under its revolving credit and security agreement with its primary lender. The warrants may be exercised at any time between April 2, 2002 and April 2, 2012.

         In fiscal 1998, the Company loaned $200,000 to Rodney Cousens, an executive officer of the Company. The loan, which was made before Mr. Cousens became an executive officer of the Company, is outstanding in full, bears interest at the applicable federal rate and is payable on demand.


                              STOCKHOLDER PROPOSALS

         Any eligible stockholder of the Company who wishes to submit a proposal for action at the next annual meeting of stockholders of the Company and desires that such proposal be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting must provide a written copy of the proposal to the Company at its principal executive offices not later than August 24, 2002, and must otherwise comply with the rules of the Commission relating to stockholder proposals.

         The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by an eligible stockholder of the Company for action at the next annual meeting of stockholders of the Company but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by the Company at its principal executive office not later than November 7, 2002, and certain other conditions of the applicable rules of the Commission are satisfied. Stockholders proposals should be addressed to the Secretary of the Company at the address set forth below.


                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents, or portions thereof, filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this Proxy Statement:

(1) The Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2001 as amended on December 7, 2001 (File No. 0-16986);

(2)  Current Report on Form 8-K, filed on December 4, 2001; and

(3) The information regarding Acclaim's common stock contained in the Registration Statement on Form 8-A, filed on June 8, 1988 (File No. 0-16986), as amended by the Current Report on Form 8-K, filed on August 25, 1989 (File No. 33-9460-C), relating to the one-for-two reverse stock split effected by Acclaim.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the date of the Meeting, shall be deemed to be incorporated by reference in this Proxy Statement and to be a part of this Proxy Statement from the respective dates of filings of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

         The Company undertakes to provide, without charge, to each person to whom this Proxy Statement is delivered, upon the written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). Requests for such documents should be directed to the office of the Chief Financial Officer, Acclaim Entertainment, Inc. One Acclaim Plaza, Glen Cove, NY 11542. Telephone requests for such copies should be directed to the Director of SEC Compliance at 516-656-5000.


                                  MISCELLANEOUS

         The Board of Directors does not intend to present and knows of no others who intend, nor has it received timely notice of any stockholder's intention, to present at the Meeting any matter or business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders. If other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote any proxies on such matters in accordance with their judgment.

         Copies of the Annual Report to Stockholders for fiscal 2001 are being mailed to stockholders simultaneously with this Proxy Statement.

                                By order of the Board of Directors,



                                JAMES SCOROPOSKI
                                    Secretary

One Acclaim Plaza
Glen Cove, New York
December 21, 2001

                                                                      APPENDIX I

   TEXT OF PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF ACCLAIM
                              ENTERTAINMENT, INC.

         "FOURTH: The Corporation shall be authorized to issue (i) 200,000,000 shares of common stock, par value $0.02 per share, and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share, of which 200,000 shares of preferred stock are designated Series A preferred stock and which shall have the powers, designations, preferences, rights, limitations and qualifications hereinafter set forth in part D of this Article FOURTH."

                                                                     APPENDIX II



                           ACCLAIM ENTERTAINMENT, INC.

                            1998 STOCK INCENTIVE PLAN
              (as amended and restated effective January 17, 2002)

         1. Purpose.

         The purposes of this 1998 Stock Incentive Plan (the "Plan") are to induce certain individuals to remain in the employ of, or to continue to serve as directors of or as independent consultants to, Acclaim Entertainment, Inc. (the "Company") and its present and future subsidiary corporations (each a "Subsidiary"), as defined in section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), to attract new individuals to enter into such employment and service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the "Board") believes that the granting of awards (the "Awards") under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company and aid in securing its continued growth and financial success.


         2. Shares Subject to Plan.

         The maximum number of shares of the common stock, par value $0.02 per share (the "Common Stock"), of the Company that may be delivered to participants ("Participants") and their beneficiaries under the Plan shall be 15,442,143. For purposes of this Section 2, the number of shares that may be delivered under the Plan shall be determined after giving effect to the use by a Participant of the right, if granted, to deliver shares of Common Stock in payment of all or a portion of the option price or the use by a Participant of the right, if granted, to cause the Company to withhold from the shares of Common Stock otherwise deliverable to him or her upon the exercise of stock options, shares of Common Stock in payment of all or a portion of his or her withholding obligation arising from such exercise (i.e., only the number of shares issued net of the shares tendered shall be deemed delivered for purposes of determining the maximum number of shares available for delivery under the Plan). If any Awards expire or terminate for any reason without having been exercised in full, new Awards may thereafter be granted with respect to the unpurchased shares subject to such expired or terminated Awards.


         3. Administration.

         (A) The Plan shall be administered by a committee (the "Committee") which shall consist of two or more members of the Board. The Committee shall be appointed annually by the Board, which may at any time and from time to time remove any members of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. In the event that no Committee shall have been appointed, the Plan shall be administered by the Board. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held except that the Committee may delegate to any one of its members the authority of the Committee with respect to the grant of Awards to a person who shall not be an officer and/or director of the Company and who is not, and may not reasonably be expected to become, a "covered employee" within the meaning of section 162(m)(3) of the Code. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee (or by a member of the Committee to whom authority has been delegated) shall be fully as effective as if it had been made at a meeting duly called and held.

         (B) The Committee's powers and authority shall include, but not be limited to (i) selecting individuals for participation who are employees or consultants of the Company and any subsidiary of the Company or other entity in which the Company has a significant equity or other interest as determined by the Committee, and members of the Board; (ii) determining the types and terms and conditions of all awards granted, including performance and other earnout and/or vesting contingencies; (iii) permitting transferability of awards to third parties; (iv) interpreting the Plan's provisions; and (v) administering the Plan in a manner that is consistent with its purpose. The Committee's determination on the matters referred to in this Section 3(B) shall be conclusive. Any dispute or disagreement which may arise under or as a result of or with respect to any Award shall be determined by the Committee, in its sole discretion, and any interpretations by the Committee of the terms of any Award shall be final, binding and conclusive.


         4. Types of Awards.

         An Award may be granted singularly, in combination with another Award(s) or in tandem whereby exercise or vesting of one Award held by a Participant cancels another award held by the Participant. Subject to Section 6 hereof, an Award may be granted as an alternative to or replacement of an existing Award under the Plan or under any other compensation plans or arrangements of the Company, including the plan of any entity acquired by the Company. The types of Awards that may be granted under the Plan include:

         (A) A stock option, which represents a right to purchase a specified number of shares of Common Stock during a specified period at a price per share which is no less than that required by Section 6 hereof. Options will be either
(a) "incentive stock options" (which term, when used herein, shall have the meaning ascribed thereto by the provisions of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code")) or (b) options which are not incentive stock options ("non-incentive stock options"), as determined at the time of the grant thereof by the Committee.

         (B) A stock appreciation right, which is a right to receive a payment in cash, shares of Common Stock or a combination, equal to the excess of the aggregate market price at time of exercise of a specified number of shares of Common Stock over the aggregate exercise price of the stock appreciation rights being exercised.

         (C) A stock award, which is a grant of shares or of a right to receive shares of Common Stock (or their cash equivalent or a combination of both) in the future. Each stock award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance goals. The performance goals that may be used by the Committee for such awards shall consist of cash generation targets, profit, revenue and market share targets, profitability targets as measured by return ratios, shareholder returns and other related criteria. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes with the measurement based on Company or business unit performance and/or on performance as compared with that of other publicly traded companies.


         5. Eligibility.

         (A) An Award may be granted only to (i) employees of the Company or a Subsidiary, (ii) directors of the Company or a Subsidiary who are not employees of the Company or a Subsidiary ("Outside Directors"), (iii) employees of a corporation which has been acquired by the Company or a Subsidiary, whether by way of exchange or purchase of stock, purchase of assets, merger or reverse merger, or otherwise, who hold options with respect to the stock of such corporation which the Company has agreed to assume and (iv) independent consultants who render services to the Company or a Subsidiary.

         (B) On each of (i) the date of shareholder approval of the Plan and
(ii) the first business day of each August thereafter, each Outside Director shall be granted a stock option to purchase 18,750 shares of Common Stock; provided, however, that the number of shares subject to a stock option granted to an Outside Director during the calendar year in which he or she becomes an Outside Director shall be equal to 18,750 multiplied by a fraction, the numerator of which shall be the number of regular meetings remaining during such calendar year after his or her election as a director and the denominator of which shall be four.


         6. Stock Option Prices and Fair Market Value.

         (A) Except as otherwise provided in Sections 6(C) and 14 hereof, the initial per share option price of any stock option which is an incentive stock option shall not be less than the fair market value of a share of Common Stock on the date of grant; provided, however, that, in the case of a Participant who owns (within the meaning of section 424(d) of the Code) more than 10% of the total combined voting power of the Common Stock at the time a stock option which is an incentive stock option is granted to him or her, the initial per share option price shall not be less than 110% of the fair market value of a share of Common Stock on the date of grant.

         (B) Except as otherwise provided in Sections 6(C) and 14 hereof, the initial per share option price of any stock option which is a non-incentive stock option shall not be less than 85% of the fair market value of a share of Common Stock on the date of grant.

         (C) The initial per share option price of any stock option which is granted to an Outside Director shall be equal to the fair market value of a share of Common Stock on the date of grant.

         (D) For all purposes of this Plan, the fair market value of a share of Common Stock on any date, if the Common Stock is then listed on a national securities exchange or traded on the NASDAQ National Market System, shall be equal to the closing sale price of a share of Common Stock or, if there is no sale of the Common Stock on such date, the average of the bid and asked prices on such exchange or system at the close of trading on such business day or, if the shares of Common Stock are not then listed on a national securities exchange or such system on such date, the fair market value of a share of Common Stock on such date as shall be determined in good faith by the Committee.


         7. Option Term.

         Options shall be granted for such term as the Committee shall determine, not in excess of ten years from the date of the granting thereof; provided, however, that, except as otherwise provided in Section 14 hereof, in the case of a Participant who owns (within the meaning of section 424(d) of the Code) more than 10% of the total combined voting power of the Common Stock at the time an Option which is an incentive stock option is granted to him or her, the term with respect to such Option shall not be in excess of five years from the date of the granting thereof; and provided, further, however, that the term of an Option granted to an Outside Director in accordance with the provisions of
Section 5(B) hereof shall be ten years from the date of the granting thereof.


         8. Limitation on Amount of Awards Granted.

         (A) Except as otherwise provided in Section 14 hereof, the aggregate fair market value of the shares of Common Stock for which any Participant may be granted incentive stock options which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the Company) shall not exceed $100,000.

         (B) No Participant shall be granted stock options and/or stock appreciation rights during any calendar year to purchase more than 400,000 shares of Common Stock.

         (C) Subject to Section 8(D), the following additional maximums are imposed under the Plan. The maximum number of shares of Common Stock that may be covered by stock options intended to be incentive stock options shall be 15,442,143. The maximum number of shares of Common Stock that may be issued in conjunction with Awards granted pursuant to Section 4(C) shall be 7,721,072. The maximum payment that may be made for awards granted to any one individual pursuant to Section 4(C) hereof shall be $2,000,000 for any single or combined performance goals established for a specified performance period. For purposes of payments under Section 4(C) hereof, the value of the Common Stock for determining this maximum individual payment amount will be the closing price of a share of Common Stock on the first day of the applicable performance period. A specified performance period for purposes of this performance goal payment limit shall not exceed a sixty (60) consecutive month period.

         (D) Subject to the overall limitation on the number of shares of Common Stock that may be delivered under the Plan, the Committee may use available shares of Common Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company, including the plan of any entity acquired by the Company.


         9. Adjustment of Number of Shares.

         (A) In the event that a dividend shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any Award, the number of shares of Common Stock available for purchase or delivery under the Plan but not yet covered by an Award and the number of shares of Common Stock to be subject to a stock option to be issued to an Outside Director shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of Common Stock then subject to any Award, for each share of Common Stock which may be issued under the Plan but not yet covered by an Award, for each share of Common Stock which may be purchased upon the exercise of stock options granted under the Plan but not yet covered by a stock option and for each share of Common Stock to be subject to a stock option to be issued to an Outside Director, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged.

         (B) In the event that there shall be any change, other than as specified in Section 9(A) hereof, in the number or kind of outstanding shares of Common Stock, or of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any Award and the number or kind of shares available for issuance in accordance with the provisions of the Plan but not yet covered by an Award, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each Award.

         (C) In the case of any substitution or adjustment in accordance with the provisions of this Section 9, the option price in each stock option for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted in accordance with the provisions of this Section 9.

         (D) No adjustment or substitution provided for in this Section 9 shall require the Company to issue a fractional share under any Award or to sell a fractional share under any stock option.

         (E) In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, the Board, in its discretion, may accelerate the payment of any Award, the exercisability of each Award and/or terminate the same within a reasonable time thereafter.


         10. Purchase for Investment, Withholding and Waivers.

         (A) Unless the delivery of shares under any Award shall be registered under the Securities Act of 1933, such Participant shall, as a condition of the Company's obligation to deliver such shares, be required to represent to the Company in writing that he or she is acquiring such shares for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof.

         (B) In the event of the death of a Participant, an additional condition of exercising any Award shall be the delivery to the Company of such tax waivers and other documents as the Committee shall determine.

         (C) An additional condition of exercising any non-incentive stock option shall be the entry by the Participant into such arrangements with the Company with respect to withholding as the Committee shall determine.


         11. No Stockholder Status; No Restrictions on Corporate Acts; No Employment Right.

         (A) Neither any Participant nor his or her legal representatives, legatees or distributees shall be or be deemed to be the holder of any share of Common Stock covered by an Award unless and until a certificate for such share has been issued. Upon payment of the purchase price therefor, a share issued upon exercise of an Award shall be fully paid and non-assessable.

         (B) Neither the existence of the Plan nor any Award shall in any way affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

         (C) Neither the existence of the Plan nor the grant of any Award shall require the Company or any Subsidiary to continue any Participant in the employ or service of the Company or such Subsidiary.


         12. Termination and Amendment of the Plan.

         (A) The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided, however, that the Board may not, without further approval of the holders of the shares of Common Stock, increase the number of shares of Common Stock as to which Awards may be granted under the Plan (as adjusted in accordance with the provisions of Section 9 hereof), or change the class of persons eligible to participate in the Plan, or change the manner of determining stock option prices. Except as otherwise provided in Section 14 hereof, no termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, adversely affect the rights of such Participant under such Award.

         (B) The provisions of Section 5(B) hereof may not be amended except by the vote of the majority of the members of the Board and by the vote of the majority of the members of the Board who are not Outside Directors.


         13. Expiration and Termination of the Plan.

         The Plan shall terminate on August 17, 2008 or at such earlier time as the Board may determine; provided, however, that the Plan shall terminate as of its effective date in the event that it shall not be approved by the stockholders of the Company at its 1998 Annual Meeting of Stockholders. Awards may be granted under the Plan at any time and from time to time prior to its termination. Any Award outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such Award shall have been exercised or shall have expired in accordance with its terms.


         14. Stock Options Granted in Connection With Acquisitions.

         In the event that the Committee determines that, in connection with the acquisition by the Company or a Subsidiary of another corporation which will become a Subsidiary or division of the Company (such corporation being hereafter referred to as an "Acquired Subsidiary"), stock options may be granted hereunder to employees and other personnel of an Acquired Subsidiary in exchange for then outstanding stock options to purchase securities of the Acquired Subsidiary. Such stock options may be granted at such option prices, may be exercisable immediately or at any time or times either in whole or in part, and may contain such other provisions not inconsistent with the Plan, or the requirements set forth in Section 12 hereof that certain amendments to the Plan be approved by the stockholders of the Company, as the Committee, in its discretion, shall deem appropriate at the time of the granting of such stock options.

                          ACCLAIM ENTERTAINMENT, INC.
                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints GREGORY E. FISCHBACH, JAMES R. SCOROPOSKI and GERARD F. AGOGLIA, or any of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated below, all shares of stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders (including all adjournments thereof) of ACCLAIM ENTERTAINMENT, INC. to be held on January 17, 2002 at 2:00 P.M., at the Hyatt Regency Austin, Austin, Texas. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, AND 4.

1. ELECTION OF DIRECTORS
   [ ] FOR all nominees        [ ] WITHHOLD AUTHORITY*
                                   to vote for all nominees

     NOMINEES: Gregory E. Fischbach, James R. Scoroposki, Kenneth L. Coleman, Bernard J. Fischbach, Robert H. Groman, James Scibelli and Michael L. Tannen

     *INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE THROUGH INDIVIDUAL'S NAME.

2. INCREASE from 5,442,143 to 15,442,143 the number of shares with respect to which options and other awards may be granted under the Company's 1998 Stock Incentive Plan.

   [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

3. AMEND the Company's Certificate of Incorporation to increase the number of authorized shares of common stock, par value $.02 per share, of the Company from 100,000,000 shares to 200,000,000 shares.

   [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

                                    (continued and to be signed on reverse side)

                          ACCLAIM ENTERTAINMENT, INC.
                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

4. RATIFICATION of the appointment of KPMG LLP as independent auditors for the year ending August 31, 2002.

   [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

5. The proxy is authorized to transact such other business as may properly come before the meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4 AND IN THE DISCRETION OF SAID PROXY ON ANY OTHER MATTER WHICH MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

                                    Dated:
                                           -------------------------, ---------


                                    -------------------------------------------
                                                    Print Name

                                    -------------------------------------------
                                                    Signature

                                    NOTE: When shares are held by joint tenants, tenants, both should sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give your full title as such. If a corporation, please sign full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.


                                PLEASE MARK, DATE, SIGN AND RETURN THE PROXY
                                CARD PROMPTLY USING THE ENCLOSED ENVELOPE.